                                                                     EXHIBIT 4.1

================================================================================

                            ASHTON WOODS USA L.L.C.,

                                       and

                            ASHTON WOODS FINANCE CO.,

                                  the Issuers,

                          the GUARANTORS named herein,

                                  as Guarantors

                                       and

                   U.S. Bank National Association, as Trustee

                            ------------------------

                                    INDENTURE

                         Dated as of September 21, 2005

                            ------------------------

                     9.5% Senior Subordinated Notes due 2015

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                           Indenture
Section                                                                          Section
-------                                                                         ----------
310   (a)(1)...............................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         N.A.
      (b)..................................................................         7.08; 7.10; 12.02
      (b)(1)...............................................................         7.10
      (c)..................................................................         N.A.
311   (a)..................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
312   (a)..................................................................         2.06
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313   (a)..................................................................         7.06
      (b)(1)...............................................................         N.A.
      (b)(2)...............................................................         7.06
      (c)..................................................................         7.06; 12.02
      (d)..................................................................         7.06
314   (a)..................................................................         4.02; 4.04; 12.02
      (b)..................................................................         N.A.
      (c)(1)...............................................................         9.01; 10.05; 12.04
      (c)(2)...............................................................         9.01; 10.05; 12.04
      (c)(3)...............................................................         N.A.
      (d)..................................................................         N.A.
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315   (a)..................................................................         7.01(b)
      (b)..................................................................         7.05; 12.02
      (c)..................................................................         7.01(a)
      (d)..................................................................         7.01(c)
      (e)..................................................................         6.12
316   (a) (last sentence)..................................................         2.10
      (a)(1)(A)............................................................         6.05
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         N.A.
      (b)..................................................................         6.08
      (c)..................................................................         8.04
317   (a)(1)...............................................................         6.09
      (a)(2)...............................................................         6.10
      (b)..................................................................         2.05; 7.12
318   (a)..................................................................         12.01
      (b)..................................................................         N.A.
      (c)..................................................................         12.01

-----------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

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
                                           ARTICLE ONE

                           DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions....................................................................      1
SECTION 1.02.   Other Definitions..............................................................     32
SECTION 1.03.   Incorporation by Reference of Trust Indenture Act..............................     33
SECTION 1.04.   Rules of Construction..........................................................     33

                                           ARTICLE TWO

                                            THE NOTES

SECTION 2.01.   Amount of Notes................................................................     34
SECTION 2.02.   Form and Dating................................................................     34
SECTION 2.03.   Execution and Authentication...................................................     35
SECTION 2.04.   Registrar and Paying Agent.....................................................     36
SECTION 2.05.   Paying Agent To Hold Money in Trust............................................     36
SECTION 2.06.   Holder Lists...................................................................     36
SECTION 2.07.   Transfer and Exchange..........................................................     37
SECTION 2.08.   Replacement Notes..............................................................     37
SECTION 2.09.   Outstanding Notes..............................................................     38
SECTION 2.10.   Treasury Notes.................................................................     38
SECTION 2.11.   Temporary Notes................................................................     38
SECTION 2.12.   Cancellation...................................................................     39
SECTION 2.13.   Defaulted Interest.............................................................     39
SECTION 2.14.   CUSIP Number...................................................................     39
SECTION 2.15.   Deposit of Moneys..............................................................     39
SECTION 2.16.   Book-Entry Provisions for Global Notes.........................................     40
SECTION 2.17.   Special Transfer Provisions....................................................     42
SECTION 2.18.   Computation of Interest........................................................     43

                                          ARTICLE THREE

                                           REDEMPTION

SECTION 3.01.   Election To Redeem; Notices to Trustee.........................................     44
SECTION 3.02.   Selection by Trustee of Notes To Be Redeemed...................................     44
SECTION 3.03.   Notice of Redemption...........................................................     44
SECTION 3.04.   Effect of Notice of Redemption.................................................     45
SECTION 3.05.   Deposit of Redemption Price....................................................     45
SECTION 3.06.   Notes Redeemed in Part.........................................................     46

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                                          ARTICLE FOUR

                                            COVENANTS

SECTION 4.01.   Payment of Notes...............................................................     46
SECTION 4.02.   Reports to Holders.............................................................     46
SECTION 4.03.   Waiver of Stay, Extension or Usury Laws........................................     47
SECTION 4.04.   Compliance Certificate.........................................................     47
SECTION 4.05.   Taxes..........................................................................     48
SECTION 4.06.   Limitations on Additional Indebtedness.........................................     48
SECTION 4.07.   Limitations on Layering Indebtedness...........................................     50
SECTION 4.08.   Limitations on Restricted Payments.............................................     51
SECTION 4.09.   Limitations on Asset Sales.....................................................     53
SECTION 4.10.   Limitations on Transactions with Affiliates....................................     55
SECTION 4.11.   Limitations on Liens...........................................................     57
SECTION 4.12.   Additional Note Guarantees.....................................................     57
SECTION 4.13.   Limitations on Dividend and Other Restrictions Affecting Restricted
                   Subsidiaries................................................................     58
SECTION 4.14.   Limitations on Designation of Unrestricted Subsidiaries........................     59
SECTION 4.15.   Maintenance of Consolidated Tangible Net Worth.................................     60
SECTION 4.16.   Maintenance of Properties; Insurance; Compliance with Law......................     61
SECTION 4.17.   Payments for Consent...........................................................     62
SECTION 4.18.   Legal Existence................................................................     62
SECTION 4.19.   Change of Control Offer........................................................     62
SECTION 4.20.   Limitation on Activities of the Co-Issuer......................................     63

                                          ARTICLE FIVE

                                      SUCCESSOR CORPORATION

SECTION 5.01.   Limitations on Mergers, Consolidations, Etc....................................     63
SECTION 5.02.   Successor Person Substituted...................................................     66

                                           ARTICLE SIX

                                      DEFAULTS AND REMEDIES

SECTION 6.01.   Events of Default..............................................................     66
SECTION 6.02.   Acceleration...................................................................     68
SECTION 6.03.   Other Remedies.................................................................     68
SECTION 6.04.   Waiver of Past Defaults and Events of Default..................................     69
SECTION 6.05.   Control by Majority............................................................     69
SECTION 6.06.   Limitation on Suits............................................................     69
SECTION 6.07.   No Personal Liability of Directors, Officers, Employees and Stockholders.......     69
SECTION 6.08.   Rights of Holders To Receive Payment...........................................     70

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
SECTION 6.09.   Collection Suit by Trustee.....................................................     70
SECTION 6.10.   Trustee May File Proofs of Claim...............................................     70
SECTION 6.11.   Priorities.....................................................................     71
SECTION 6.12.   Undertaking for Costs..........................................................     71
SECTION 6.13.   Restoration of Rights and Remedies.............................................     71

                                          ARTICLE SEVEN

                                             TRUSTEE

SECTION 7.01.   Duties of Trustee..............................................................     71
SECTION 7.02.   Rights of Trustee..............................................................     73
SECTION 7.03.   Individual Rights of Trustee...................................................     74
SECTION 7.04.   Trustee's Disclaimer...........................................................     74
SECTION 7.05.   Notice of Defaults.............................................................     74
SECTION 7.06.   Reports by Trustee to Holders..................................................     74
SECTION 7.07.   Compensation and Indemnity.....................................................     75
SECTION 7.08.   Replacement of Trustee.........................................................     76
SECTION 7.09.   Successor Trustee by Consolidation, Merger, etc................................     76
SECTION 7.10.   Eligibility; Disqualification..................................................     77
SECTION 7.11.   Preferential Collection of Claims Against Issuers..............................     77
SECTION 7.12.   Paying Agents..................................................................     77

                                          ARTICLE EIGHT

                               AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.   Without Consent of Holders.....................................................     77
SECTION 8.02.   With Consent of Holders........................................................     78
SECTION 8.03.   Compliance with Trust Indenture Act............................................     79
SECTION 8.04.   Revocation and Effect of Consents..............................................     80
SECTION 8.05.   Notation on or Exchange of Notes...............................................     80
SECTION 8.06.   Trustee To Sign Amendments, etc................................................     80
SECTION 8.07.   Effect on Senior Debt..........................................................     81

                                          ARTICLE NINE

                               DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.   Discharge of Indenture.........................................................     81
SECTION 9.02.   Legal Defeasance...............................................................     82
SECTION 9.03.   Covenant Defeasance............................................................     82
SECTION 9.04.   Conditions to Defeasance or Covenant Defeasance................................     82
SECTION 9.05.   Deposited Money and U.S. Government Obligations
                   To Be Held in Trust; Other Miscellaneous Provisions.........................     84
SECTION 9.06.   Reinstatement..................................................................     84

                                                                                                    Page
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
SECTION 9.07.   Moneys Held by Paying Agent....................................................     85
SECTION 9.08.   Moneys Held by Trustee.........................................................     85

                                           ARTICLE TEN

                                       GUARANTEE OF NOTES

SECTION 10.01.  Guarantee......................................................................     85
SECTION 10.02.  Execution and Delivery of Guarantee............................................     86
SECTION 10.03.  Subordination of Note Guarantee................................................     87
SECTION 10.04.  Limitation of Guarantee........................................................     87
SECTION 10.05.  Release of Guarantor...........................................................     87
SECTION 10.06.  Waiver of Subrogation..........................................................     88

                                         ARTICLE ELEVEN

                                     SUBORDINATION OF NOTES

SECTION 11.01.  Agreement to Subordinate.......................................................     88
SECTION 11.02.  Liquidation; Dissolution; Bankruptcy...........................................     89
SECTION 11.03.  Default on Designated Senior Debt..............................................     89
SECTION 11.04.  Acceleration of Securities.....................................................     90
SECTION 11.05.  When Distribution Must Be Paid Over............................................     90
SECTION 11.06.  Notice by the Issuers..........................................................     91
SECTION 11.07.  Subrogation....................................................................     91
SECTION 11.08.  Relative Rights................................................................     91
SECTION 11.09.  Subordination May Not Be Impaired by the Issuers...............................     92
SECTION 11.10.  Distribution or Notice to Representative.......................................     92
SECTION 11.11.  Rights of Trustee and Paying Agent.............................................     92
SECTION 11.12.  Authorization to Effect Subordination..........................................     93
SECTION 11.13.  Amendments.....................................................................     93

                                         ARTICLE TWELVE

                                          MISCELLANEOUS

SECTION 12.01.  Trust Indenture Act Controls...................................................     93
SECTION 12.02.  Notices........................................................................     93
SECTION 12.03.  Communications by Holders with Other Holders...................................     94
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent.............................     94
SECTION 12.05.  Statements Required in Certificate and Opinion.................................     95
SECTION 12.06.  Rules by Trustee and Agents....................................................     95
SECTION 12.07.  Business Days; Legal Holidays..................................................     95
SECTION 12.08.  Governing Law..................................................................     95
SECTION 12.09.  No Adverse Interpretation of Other Agreements..................................     96
SECTION 12.10.  No Recourse Against Others.....................................................     96

                                                                                                   Page
                                                                                                   ----
SECTION 12.11.  Successors.....................................................................     96
SECTION 12.12.  Multiple Counterparts..........................................................     96
SECTION 12.13.  Table of Contents, Headings, etc...............................................     96
SECTION 12.14.  Separability...................................................................     97

                                            EXHIBITS

Exhibit A       Form of Note...................................................................    A-1
Exhibit B       Form of Legend for Rule 144A Notes and Other Notes That Are Restricted
                   Notes.......................................................................    B-1
Exhibit C       Form of Legend for Regulation S Note...........................................    C-1
Exhibit D       Form of Legend for Global Note.................................................    D-1
Exhibit E       Form of Certificate To Be Delivered in Connection with Transfers to
                   Non-QIB Accredited Investors................................................    E-1
Exhibit F       Form of Certificate To Be Delivered in Connection with Transfers Pursuant
                   to Regulation S.............................................................    F-1
Exhibit G       Form of Guarantee..............................................................    G-1

            INDENTURE, dated as of September 21, 2005, among ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), the Guarantors (as hereinafter defined) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

            Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.

                                  ARTICLE ONE

            DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

            "Additional Notes" shall mean Notes having identical terms and conditions to the Notes (except for issue date, issue price and first interest payment date) issued pursuant to Article Two and in compliance with Section 4.06.

            "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

            "Affiliate" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.10, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" means any Registrar, Paying Agent or agent for service or notices and demands.

            "amend" means to amend, supplement, restate or amend and restate or otherwise modify, including successively; and "amendment" shall have a correlative meaning.

            "asset" means any asset or property.

            "Asset Acquisition" means:

            (1) an Investment by the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or

            (2) the acquisition by the Issuer or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

            "Asset Sale" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Issuer or any Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

            (1) transfers of cash or Cash Equivalents;

            (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

            (3) Permitted Investments and Restricted Payments permitted under
      Section 4.08;

            (4) the creation of or realization on any Permitted Lien;

            (5) transactions in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of
      (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements); and

            (6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million.

            "Attributable Indebtedness", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any lease included in any such Sale and Leaseback Transaction.

            "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

            "Board of Directors" means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers or board of directors of such Person, as the case may be, (iii) in the case of any partnership, the board of directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of "Change of Control," any duly authorized committee of such body.

            "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect, and delivered to the Trustee.

            "Borrowing Base" means, at any time of determination, the sum of the following without duplication:

            (1) 100% of all cash and Cash Equivalents held by the Issuer or any Restricted Subsidiary;

            (2) 80% of the book value of Developed Land for which no construction has occurred;

            (3) 95% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Issuer, less any deposits, down payments or earnest money;

            (4) 80% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Issuer) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Issuer; and

            (5) 70% of the costs of Entitled Land (other than Developed Land) on which improvements have not commenced, less mortgage Indebtedness (other than under the Credit Facility) applicable to such land.

            "Capitalized Lease" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

            "Cash Equivalents" means:

            (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

            (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

            (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

            (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

            (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
      (1) through (4) above.

            "Change of Control" means the occurrence of any of the following events:

            (1) prior to a Public Equity Offering after the Issue Date, the Permitted Holders cease to own, or to have the power to vote or direct the voting of, Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Issuer;

            (2) following a Public Equity Offering after the Issue Date, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 35% of the voting power of the total outstanding Voting Stock of the Issuer; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of the Issuer than such other person or group;

            (3) following a Public Equity Offering after the Issue Date, during any period of two consecutive years, individuals who at the beginning of such period constituted the

      Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the members of the Issuer was approved by a vote of the majority of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer;

            (4) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries taken as a whole are sold or otherwise transferred to any Person other than a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or their Affiliates or (b) the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into the Issuer, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rule 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Issuer immediately prior to such consummation do not beneficially own (as defined in Rule 13d-3 and 13d-5 under the Exchange
      Act), directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Issuer or the surviving or transferee Person; or

            (5) the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Issuer.

            "Consolidated Amortization Expense" for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Cash Flow Available for Fixed Charges" for any period means the sum, without duplication, of the amounts for such period of:

            (1) Consolidated Net Income; plus

            (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

                  (a) Consolidated Income Tax Expense,

                  (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

                  (c) Consolidated Depreciation Expense,

                  (d) Consolidated Interest Expense and interest and other
            charges amortized to cost of home sales and cost of land sales, and

                  (e) all other non-cash items reducing the Consolidated Net
            Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

            in each case determined on a consolidated basis in accordance with GAAP; minus

            (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

            "Consolidated Depreciation Expense" for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

            (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

            (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

            If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

            In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

            (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

            (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

            (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

            "Consolidated Income Tax Expense" for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Indebtedness" means, as of any date, the total Indebtedness of the Issuer and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

            "Consolidated Interest Expense" for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to cost of home sales and cost of land sales) of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication:

            (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness;

            (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings;

            (3) the net costs associated with Hedging Obligations;

            (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

            (5) the interest portion of any deferred payment obligations;

            (6) all other non-cash interest expense;

            (7) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal;

            (8) all interest payable with respect to discontinued operations;
      and

            (9) all interest on any Indebtedness described in clause (7) or (8) of the definition of "Indebtedness".

            "Consolidated Interest Incurred" for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to cost of home sales and cost of land sales).

            "Consolidated Net Income" for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

            (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

            (2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

            (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

            (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

            (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any Asset Sale by the Issuer or any Restricted Subsidiary;

            (6) unrealized gains and losses with respect to Hedging Obligations;

            (7) the cumulative effect of any change in accounting principle;

            (8) the amount of dividends or distributions paid by the Issuer to any direct parent in reliance on clause (5) of the second paragraph of
      Section 4.08; and

            (9) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period.

            In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph of Section 4.08 or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

            "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

            "Consolidated Tangible Assets" means, as of any date, the total amount of assets of the Issuer and the Restricted Subsidiaries determined on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness up to the amount of such Non-Recourse Indebtedness.

            "Consolidated Tangible Net Worth" means, with respect to any Person as of any date, the Consolidated Net Worth of such Person determined on a consolidated basis at the end of the fiscal quarter immediately preceding such date less (without duplication) all Intangible Assets of such Person as of such date.

            "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution is located at U.S. Bank National Association, Corporate Trust Department, EP-MN-WS3C, 60 Livingston Avenue, St. Paul, MN 55107-1419.

            "Credit Facilities" means the Credit Agreement dated as of January 20, 2005 by and among the Issuer, as borrower, the lenders party thereto and Wachovia Bank, National Association, as agent for the lenders including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement or instrument extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Default" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

            "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

            "Designated Senior Debt" means (1) Senior Debt and Guarantor Senior Debt under or in respect of the Credit Facilities and (2) any other Indebtedness constituting Senior Debt or Guarantor Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

            "Designation" has the meaning given to this term in Section 4.14.

            "Designation Amount" has the meaning given to this term in Section 4.14.

            "Developed Land" means all Entitled Land of the Issuer and its Restricted Subsidiaries which is undergoing development or is ready for vertical construction.

            "Disqualified Equity Interests" of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions of Section 4.19 and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer's purchase of the Notes as required pursuant to the provisions of
Section 4.19.

            "Entitled Land" means all land of the Issuer and the Restricted Subsidiaries (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Issuer for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

            "Equity Interests" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Exchange Notes" has the meaning provided in the Registration Rights Agreement.

            "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

            "Financing Documents" means this Indenture, the Registration Rights Agreement, the Notes and the Guarantees.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

            "guarantee" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

            "Guarantor" means each Restricted Subsidiary of the Issuer on the Issue Date, and each other Person that is required to become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

            "Guarantor Senior Debt" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

            Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

            (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

            (2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

            Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

            (1) any Indebtedness of such Guarantor to the Issuer or any of its Subsidiaries;

            (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its other Subsidiaries (including, without limitation, amounts owed for compensation);

            (3) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

            (4) Indebtedness represented by Disqualified Equity Interests;

            (5) any liability for taxes owed or owing by such Guarantor;

            (6) that portion of any Indebtedness incurred in violation of
      Section 4.06 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

            (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

            "Holder" means any registered holder, from time to time, of the Notes.

            "incur" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Issuer or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

            "Indebtedness" of any Person at any date means, without duplication:

            (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

            (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

            (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

            (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

            (6) all Capitalized Lease Obligations of such Person;

            (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

            (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer's Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

            (9) all Attributable Indebtedness;

            (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

            (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

            (12) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly Owned Restricted Subsidiaries).

            Notwithstanding the foregoing, the following shall not be considered
Indebtedness: (a) earn-outs or similar profit sharing arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities; and (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business. Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased, as the case may be, on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

            This Indenture does not restrict any Unrestricted Subsidiary from incurring Indebtedness nor will Indebtedness of any Unrestricted Subsidiaries be included in the Consolidated Fixed Charge Coverage Ratio or the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth hereunder, as long as the Unrestricted Subsidiary incurring such Indebtedness remains an Unrestricted Subsidiary.

            "Indenture" means this Indenture as amended, restated or supplemented from time to time.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates or, in the case of an Affiliate Transaction involving the sale, transfer or other disposition or purchase of real property by the Issuer or a Restricted Subsidiary, an appraisal firm reasonably satisfactory to the independent financial institution that provided the financing for the initial acquisition of such real property by the Affiliate of the Issuer or such Restricted Subsidiary.

            "Initial Purchasers" means UBS Securities LLC and Wachovia Capital Markets, LLC.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

            "Intangible Assets" means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

            "interest" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

            "Interest Payment Dates" means each April 1 and October 1, commencing April 1, 2006.

            "Investments" of any Person means:

            (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

            (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

            (3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

            (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.14. If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case such that, after giving effect to any such sale, disposition or other issuance, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale, other disposition or other issuance equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold, disposed of or issued, which amount shall be determined by the Board of Directors of the Issuer. Notwithstanding the foregoing, redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

            "Issue Date" means September 21, 2005, the date on which the Notes are originally issued.

            "Issuer" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article Five and thereafter means the successor.

            "Issuer Request" means any written request signed in the name of the Issuer by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Issuer and attested to by the Secretary or any Assistant Secretary of the Issuer.

            "Issuers" has the meaning given to this term in the preamble hereto.

            "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

            "Moody's" means Moody's Investors Service, Inc., and its successors.

            "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

            (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

            (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

            (3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary and other than under the Credit Facilities) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

            (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

            (5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

            "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

            "Non-U.S. Person" means a Person who is not a U.S. person, as defined in Regulation S.

            "Notes" means the 9.5% Senior Subordinated Notes due 2015 issued by the Issuers, including, without limitation, the Private Exchange Notes, if any, and the Exchange Notes, treated as a single class of securities, as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligation" means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offer" has the meaning set forth in the definition of "Offer to Purchase."

            "Offer Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

            "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Issuers by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Offer Expiration Date") of the Offer to Purchase, which shall be not less than 30 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than three Business Days after the Offer Expiration Date. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Issuer and its Subsidiaries which the Issuer in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase. Such information shall include, at a minimum, (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be delivered to Holders pursuant to
Section 4.02 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Issuer's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Issuer to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Issuer to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

            (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

            (2) the Offer Expiration Date and the Purchase Date;

            (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Issuer pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount");

            (4) the purchase price to be paid by the Issuer for each $1,000 aggregate principal amount of Notes accepted for payment (the "Purchase Price");

            (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

            (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

            (7) that interest on any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue;

            (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

            (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);

            (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Offer Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the holder tendered and a statement that such Holder is withdrawing all or a portion of its tender;

            (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

            (12) that in the case of any Holder whose Note is purchased only in part, the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

            An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

            On or before the Purchase Date, the Issuer shall (i) accept for payment Notes or portions thereof tendered and not withdrawn pursuant to the Offer, (ii) deposit with the Trustee U.S. Dollars sufficient to pay the Purchase Price, plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Issuer. The Trustee shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the Purchase Price, plus accrued interest, if any, thereon.

            "Offering" means the offering of the Notes as described in the Offering Memorandum.

            "Offering Memorandum" means the Offering Memorandum dated September 16, 2005 pursuant to which the Notes were offered.

            "Officer" of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

            "Officers' Certificate" of any Person means a certificate signed by two Officers of such Person.

            "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel, which counsel is reasonably acceptable to the Trustee, stating the matters required by Section
12.05 and delivered to the Trustee.

            "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

            "Permitted Holders" means (1)(a) Elly Nevada, Inc., (b) Norman Nevada, Inc., (c) Larry Nevada, Inc., (d) Little Shots Nevada, L.L.C., (e) Elly Colorado, Inc., (f) Norman Colorado, Inc. and (g) Larry Colorado, Inc; (2) any equityholder, general partner or managing member of any of the Persons referenced above in clause (1); (3) any officer, director, employee, member, partner or equityholder of the manager or general partner of any of the Persons referenced above in clauses (1) and (2); (4) the spouses and descendants of the Persons referenced in clause (2); (5) in the event of the incompetence or death of any of the persons referred to in clause (2) and (3) above, such Person's estate, executor, administrator, committee or other personal representative, in each case who at a particular date shall be the beneficial owner of or have the right to acquire, directly or indirectly, capital stock of the Issuer (or any other direct or indi-rect parent company of the Issuer); and (6) any trust created for the benefit of, or any entity or entities wholly-owned by, the Persons referenced above in clauses (1) through (5).

            "Permitted Investment" means:

            (1) Investments by the Issuer, the Co-Issuer or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Issuer or a Restricted Subsidiary;

            (2) Investments in the Issuer by any Restricted Subsidiary;

            (3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

            (4) Hedging Obligations incurred pursuant to clause (4) of the second paragraph of Section 4.06;

            (5) cash and Cash Equivalents;

            (6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

            (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

            (8) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.09;

            (9) lease, utility and other similar deposits in the ordinary course of business;

            (10) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Issuer;

            (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

            (12) Investments in existence on the Issue Date;

            (13) Investments made by the Issuer or any Restricted Subsidiary in joint ventures in the business of the Issuer or such Restricted Subsidiary with unaffiliated third parties in an aggregate amount at any one time outstanding not to exceed 30% of the Issuer's Consolidated Tangible Net Worth at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value); and

            (14) other Investments in an aggregate amount not to exceed 5% of the Issuer's Consolidated Tangible Net Worth at such time (with each Investment being valued as of the date made and without regard to subsequent changes in value).

            The amount of Investments outstanding at any time pursuant to clauses (13) or (14) above shall be deemed to be reduced:

            (a) upon the disposition or repayment of or return on any Investment made pursuant to clauses (13) or (14) above, by an amount equal to the return of capital with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

            (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clauses (13) or (14) above.

            "Permitted Junior Securities" means:

            (1) Equity Interests in the Issuer, the Co-Issuer or any Guarantor;
      or

            (2) debt securities issued pursuant to a confirmed plan of reorganization that are subordinated in right of payment to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Indenture.

            "Permitted Liens" means the following types of Liens:

            (1) (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

            (2) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (3) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (4) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

            (5) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and setoff;

            (6) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Issuer or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, however, that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

            (7) leases or subleases (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

            (8) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

            (9) Liens securing all of the Notes and Liens securing any Note Guarantee;

            (10) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

            (11) Liens in favor of the Issuer or a Guarantor;

            (12) Liens securing Senior Debt or Guarantor Senior Debt, including Indebtedness under the Credit Facilities;

            (13) Liens securing Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary permitted to be incurred under this Indenture; provided, however, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness;

            (14) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; provided, however, that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness;

            (15) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

            (16) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); provided, however, that the Liens do not extend to assets of a Person not subject to such Lien at the time of acquisition, merger or consolidation (other than improvements thereon) and are no more favorable to the lienholders than those securing such assets prior to the acquisition or merger with or into or consolidation with the Issuer or a Restricted Subsidiary;

            (17) Liens to secure Attributable Indebtedness permitted to be incurred under this Indenture; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

            (18) Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture;

            (19) attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

            (20) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Issuer and its Subsidiaries;

            (21) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Issuer and its Subsidiaries or the value of such real property for the purpose of such business;

            (22) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, however, such sale is not otherwise prohibited under this Indenture;

            (23) Liens securing Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation;

            (24) Liens securing Indebtedness incurred pursuant to clause (11) of the definition of Permitted Indebtedness; provided such Lien relates only to the Developed Land purchased;

            (25) Liens or leases of model home units;

            (26) Liens for homeowner and property owner association developments and assessments;

            (27) Liens incurred in the ordinary course of business as security for the obligations of the Issuer and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers;

            (28) Liens of a lessor under any Capitalized Lease Obligation permitted to be incurred under this Indenture; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; and

            (29) Liens securing Hedging Obligations permitted to be incurred pursuant to clause (4) of the definition of "Permitted Indebtedness".

            "Permitted Unrestricted Subsidiary Debt" means Indebtedness of an Unrestricted Subsidiary:

            (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

            (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary or the documentation is otherwise clearly non-recourse.

            "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

            "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

            "Plan of Liquidation" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

            "Preferred Stock" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

            "principal" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

            "Private Exchange" has the meaning set forth in the Registration Rights Agreement.

            "Private Exchange Notes" has the meaning set forth in the Registration Rights Agreement.

            "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes and Other Notes that are Restricted Notes in the form set forth in Exhibit B.

            "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

            "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

            "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Issuer pursuant to an effective registration statement filed under the Securities Act.

            "Purchase Money Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Issuer or such Restricted Subsidiary or such installation, construction or improvement.

            "Qualified Equity Interests" means Equity Interests of such Person other than Disqualified Equity Interests; provided, however, that of any Person such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of any Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

            "Qualified Equity Offering" means the issuance and sale of Qualified Equity Interests of the Issuer to any Persons other than in connection with a transaction constituting a Change of Control; provided, however, that cash proceeds therefrom equal to the redemption price of the Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

            "redeem" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "redemption" shall have a correlative meaning.

            "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

            "refinance" means to refinance, repay, prepay, replace, renew or refund.

            "Refinancing Indebtedness" means Indebtedness of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem or refinance in whole or in part, any Indebtedness of the Issuer or any Restricted Subsidiary (the "Refinanced Indebtedness"); provided, however, that:

            (1) the principal amount (and accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

            (2) the obligor of Refinancing Indebtedness does not include any Person (other than the Issuer or any Restricted Subsidiary) that is not an obligor of the Refinanced Indebtedness;

            (3) if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness, and if the Refinanced Indebtedness was pari passu with the Notes or the Note Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is subordinated in right of payment to, the Notes or the Note Guarantees, as the case may be;

            (4) the Refinancing Indebtedness has a final stated maturity either
      (a) no earlier than the Refinanced Indebtedness being repaid or amended or
      (b) after the maturity date of the Notes;

            (5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

            (6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

            "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer, the Co-Issuer, the Guarantors and the Initial Purchasers of the Notes issued on the Issue Date and
(ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

            "Regulation S" means Regulation S promulgated under the Securities Act.

            "Representative" means any agent or representative in respect of any Designated Senior Debt; provided, however, that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

            "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Note" has the same meaning as "Restricted Security" set forth in Rule 144(a)(3) promulgated under the Securities Act; provided, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

            "Restricted Payment" means any of the following:

            (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

            (2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer, but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

            (3) any Investment other than a Permitted Investment; or

            (4) any payment of principal of or redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness (other than Subordinated Indebtedness owed to and held by the Issuer or any Restricted Subsidiary).

            "Restricted Payments Basket" has the meaning given to such term in clause (3) of the first paragraph of Section 4.08.

            "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

            "Rule 144" means Rule 144 promulgated under the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

            "Sale and Leaseback Transaction" means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

            "SEC" means the U.S. Securities and Exchange Commission.

            "Secretary's Certificate" means a certificate signed by the Secretary or an Assistant Secretary of the Issuer.

            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Issuer or the Co-Issuer, whether outstanding on the

Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

            Without limiting the generality of the foregoing, "Senior Debt" shall include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of:

            (1) all monetary obligations of every nature under, or with respect to, the Credit Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

            (2) all Hedging Obligations in respect of the Credit Facilities;

in each case whether outstanding on the Issue Date or thereafter incurred.

      Notwithstanding the foregoing, "Senior Debt" shall not include:

            (1) any Indebtedness of the Issuer or the Co-Issuer to any of their respective Subsidiaries;

            (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

            (3) obligations to trade creditors and other amounts incurred (but not under the Credit Facilities) in connection with obtaining goods, materials or services;

            (4) Indebtedness represented by Disqualified Equity Interests;

            (5) any liability for taxes owed or owing by the Issuer or the Co-Issuer;

            (6) that portion of any Indebtedness incurred in violation of
      Section 4.06 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Issuer to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

            (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer or the Co-Issuer, as the case may be.

            "Significant Subsidiary" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) of Section 6.01 has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

            "Subordinated Indebtedness" means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) or (b) that is or is required to be included in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the parent.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

            "Unit" means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Issuer or any Restricted Subsidiary for sale in the ordinary course of business.

            "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 4.14 and (2) any Subsidiary of an Unrestricted Subsidiary.

            "U.S. Government Obligations" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

            "Voting Stock" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

            "Weighted Average Life to Maturity" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02. Other Definitions.

            The definitions of the following terms may be found in the sections indicated as follows:

                              Term                                  Defined in Section
-----------------------------------------------------------------   ------------------
"Affiliate Transaction"..........................................            4.10
"Agent Members"..................................................            2.16(a)
"Business Day"...................................................           12.07
"CEDEL"..........................................................            2.16(a)
"Change of Control Date".........................................            4.19
"Change of Control Offer"-.......................................            4.19
"Change of Control Payment Date".................................            4.19
"Change of Control Purchase Price"...............................            4.19
"Covenant Defeasance"............................................            9.03
"Euroclear"......................................................            2.16(a)
"Event of Default"...............................................            6.01
"Excess Proceeds"................................................            4.09
"Global Notes"...................................................            2.16(a)
"Legal Defeasance"...............................................            9.02
"Legal Holiday"..................................................           12.07
"Other Notes"....................................................            2.02
"Paying Agent"...................................................            2.04
"Permitted Indebtedness".........................................            4.06
"Ratio Exception"................................................            4.06
"Redesignation"..................................................            4.14
"Registrar"......................................................            2.04
"Regulation S Global Notes"......................................            2.16(a)
"Regulation S Notes".............................................            2.02
"Restricted Global Note".........................................            2.16(a)
"Restricted Payment".............................................            4.08
"Restricted Period"..............................................            2.16(f)
"Revocation".....................................................            4.14(c)
"Rule 144A Notes"................................................            2.02

SECTION 1.03. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes.

            "indenture securityholder" means a Holder or Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor on the indenture securities" means the Issuer, the Co-Issuer, the Guarantors or any other obligor on the Notes.

            All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) "or" is not exclusive;

            (3) words in the singular include the plural, and in the plural include the singular;

            (4) words used herein implying any gender shall apply to both genders;

            (5) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

            (6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with

      GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Issuer;

            (7) "$," "U.S. Dollars" and "United States Dollars" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and

            (8) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                  ARTICLE TWO

                                   THE NOTES

SECTION 2.01. Amount of Notes.

            The Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $125,000,000 and (ii) subject to Section 4.06, Additional Notes, upon a written order of each Issuer in the form of an Officers' Certificate of each Issuer. The Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and persons in whose names the Notes are to be registered, and shall direct delivery of the Notes to such persons or representatives thereof.

            Upon receipt of a written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuers. Any Additional Notes shall be part of the same issue as the Notes being issued on the date hereof and will vote on all matters as one class with the Notes being issued on the date hereof, including, without limitation, waivers, amendments, redemptions and Offers to Purchase. For the purposes of this Indenture, except for Section 4.06, references to the Notes include Additional Notes, if any.

            Upon receipt of an Issuer Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or any registration rights agreement relating to the Additional Notes is effective or that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act or pursuant to a Private Exchange. Exchange Notes or Private Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

SECTION 2.02. Form and Dating.

            The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

            The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

            Two Officers of each Issuer shall sign, or one such Officer shall sign and one such Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for such Issuer by manual or facsimile signature.

            If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

            The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.04. Registrar and Paying Agent.

            The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither of the Issuers nor any Affiliate thereof may act as Paying Agent.

            The Issuers shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

            The Issuers initially appoint the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05. Paying Agent To Hold Money in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07. Transfer and Exchange.

            Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuers may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.09, 4.19 or 8.05 (in which events the Issuers shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

            Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

            Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

            Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuers' compliance with or have any responsibility with respect to the Issuers' compliance with any Federal or state securities laws.

SECTION 2.08.  Replacement Notes.

            If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Guarantors, the

Trustee or any Paying Agent from any loss that any of them may suffer if such
Note is replaced. The Issuers may charge such Holder for the Issuers' reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuers.

SECTION 2.09. Outstanding Notes.

            The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuers or one of their Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

            If the Paying Agent holds, in its capacity as such, on any maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuers or any other Affiliate of the Issuers shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

            Until definitive Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers considers appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

            The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) destroy cancelled Notes. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

            If the Issuers default on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 10 days before such special record date, the Issuers shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14. CUSIP Number.

            The Issuers in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any such CUSIP number used by the Issuers in connection with the issuance of the Notes and of any change in the CUSIP number.

SECTION 2.15. Deposit of Moneys.

            Prior to 10:00 a.m., New York City time, on each Interest Payment Date and maturity date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or maturity date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or maturity date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16. Book-Entry Provisions for Global Notes.

            (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

            Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the

Trustee shall upon receipt of a written order from the Issuers authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuers determine otherwise in compliance with applicable law.

            (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

            (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

            (i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after September 21, 2007, or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officers' Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or
      (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

            (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global
      Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuer to such effect.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

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                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

            If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption shall comply with the conditions contained in paragraph 5 of the Notes. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

            In the event that less than all of the Notes are to be redeemed at any time pursuant to paragraph 5 of the Notes, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the second paragraph of paragraph 5 of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless that method is otherwise prohibited. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuers may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise; provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03. Notice of Redemption.

            At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04.

            The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

            (1) the Redemption Date;

            (2) the redemption price and the amount of premium and accrued interest to be paid;

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4) the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

            (7) the provision of paragraph 5 of the Notes, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

            (8) the aggregate principal amount of Notes that are being redeemed.

            At the Issuers' written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption, in the form prepared by the Issuers, in the Issuers' name and at the Issuers' sole expense.

SECTION 3.04. Effect of Notice of Redemption.

            Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

SECTION 3.05. Deposit of Redemption Price.

            On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

            On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Notes.

            The Issuers shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

            The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Reports to Holders.

            Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer shall furnish to the Holders of Notes, or file electronically with the SEC through the SEC's Electronic Data Gathering Analysis and Retrieval System (or any successor system), within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

            (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

            In addition, whether or not required by the SEC, after the consummation of the exchange offer contemplated by the Registration Rights Agreement, the Issuer shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods that would be applicable to the Issuer if it were subject to Section 13(a) or 15(d) of the Exchange Act (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. For so long as any Notes remain outstanding, the Issuers and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03. Waiver of Stay, Extension or Usury Laws.

            Each of the Issuers and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive any such Issuer and such Guarantor from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each such Issuer and such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.04. Compliance Certificate.

            (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Issuers and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action they are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers and the Guarantors is taking or propose to take with respect thereto.

            (b) The Issuers and the Guarantors shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default, an

Officers' Certificate specifying such Default and what action the Issuers and the Guarantors are taking or propose to take with respect thereto.

            (c) The Issuers' fiscal year currently ends on May 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.05. Taxes.

            The Issuers and the Guarantors shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06. Limitations on Additional Indebtedness.

            The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than
3.00 to 1.00 (either (a) or (b), the "Ratio Exception").

            Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the "Permitted Indebtedness"):

            (1) Indebtedness of the Issuers and any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding (whether incurred under the Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $300.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

            (2) the Notes and the Note Guarantees issued on the Issue Date and the Exchange Notes and the Note Guarantees in respect thereof to be issued pursuant to the Registration Rights Agreement;

            (3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1), (2) or (5), and after giving effect to the intended use of proceeds of the Notes);

            (4) Indebtedness of the Issuer and the Restricted Subsidiaries under Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any Restricted Subsidiary not for the purpose of speculation; provided, however, that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.06 and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

            (5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Issuer's Obligations, under the Notes and this Indenture and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

            (6) Indebtedness in respect of bid, performance or surety bonds or letters of credit issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

            (7) Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $10.0 million;

            (8) Non-Recourse Indebtedness of the Issuer or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property;

            (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

            (10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

            (11) Indebtedness owed to a seller of Developed Land under the terms of which the Issuer or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such Developed Land in an amount not to exceed 5% of the gross sales price or, in the case of profit sharing agreements between such seller and the Issuer or such Restricted Subsidiary, an amount that is reasonable and customary in the industry and market;

            (12) Indebtedness owing under Capitalized Lease Obligations;

            (13) Indebtedness arising under a guarantee of Indebtedness of any joint venture (provided that such guarantee shall be deemed to be an investment in such joint venture constituting a Permitted Investment or otherwise permitted by Section 4.08);

            (14) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (14));

            (15) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (2) or (3) above or this clause
      (15); and

            (16) Indebtedness of the Issuer or any Restricted Subsidiary in an aggregate amount not to exceed $20.0 million at any time outstanding.

            For purposes of determining compliance with this Section 4.06, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Ratio Exception, the Issuer shall, in its sole discretion, classify or later reclassify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the reclassification of preferred equity as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for purposes of this Section
4.06. In addition, for purposes of determining any particular amount of Indebtedness under this Section 4.06, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness.

SECTION 4.07. Limitations on Layering Indebtedness.

            The Issuers shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary and subordinated in right of payment to any other Indebtedness of the Issuers or of such Restricted Subsidiary, as the case may be.

            For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuers or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

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SECTION 4.08. Limitations on Restricted Payments.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

            (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

            (2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

            (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (5) or (6) of the next paragraph), exceeds the sum (the "Restricted Payments Basket") of (without duplication):

                  (a) 50% of Consolidated Net Income for the period (taken as one accounting period) from June 1, 2005 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

                  (b) 100% of the aggregate net cash proceeds or the Fair Market
            Value of any assets to be used in the business of the Issuer (other than securities) received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than (A) any such proceeds which are used to redeem Notes in accordance with paragraph 5 of the Notes, or (B) any such proceeds or assets received from a Subsidiary of the Issuer, plus

                  (c) the aggregate amount by which Indebtedness (other than any
            Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

                  (d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) 100% of the aggregate amount received by the Issuer or any Restricted Subsidiary in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

                  (e) upon a Redesignation of an Unrestricted Subsidiary as a
            Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Issuer's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer's Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced; plus

                  (f) $5.0 million.

            The foregoing provisions will not prohibit:

            (1) the payment by the Issuer or any Restricted Subsidiary of any dividend or distribution within 60 days after the date of declaration or notice to equity holders thereof, if on the date of declaration or notice the payment would have complied with the provisions of this Indenture;

            (2) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

            (3) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.06 and the other terms of this Indenture;

            (4) so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year;

            (5) the payment of dividends, or distributions or amounts by the Issuer to its direct parents in amounts required to pay the tax obligations of any such direct parent that are solely attributable to the income of the Issuer and its Subsidiaries by virtue of the Issuer being a pass-through entity for Federal or state income tax purposes; provided, however, that (a) the amount of dividends or distributions paid pursuant to this clause (5) to enable any of the Issuer's direct parents to pay Federal and state income taxes at any time will not exceed the amount of such Federal and state income taxes actually owing by any such direct parent at such time for the respective period (excluding any tax liability of any such direct parent not attributable to the Issuer or its Subsidiaries) (provided that the

      Issuer may make periodic payments based on an estimate of such tax liability with an annual reconciliation at the end of each tax year) and
      (b) any refunds received by or on behalf of, or any overpayment based on the annual reconciliation to, any of the Issuer's direct parents attributable to the Issuer and its Subsidiaries shall promptly be returned by any such direct parent to the Issuer or credited against the Restricted Payments Basket as an additional distribution to the Issuer's direct parents;

            (6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof; or

            (7) payments made to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Issuer pursuant to provisions requiring the Issuer to offer to purchase, redeem, defease or otherwise acquire or retire for value such Subordinated Indebtedness upon the occurrence of a "change of control" as defined in the agreements or instruments governing such Subordinated Indebtedness; provided, however, that the Issuers have made a Change of Control Offer and have purchased all Notes tendered in connection with such Change of Control Offer;

provided, however, that no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

SECTION 4.09. Limitations on Asset Sales.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

            (1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

            (2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

            For purposes of clause (2) of the preceding paragraph, the following shall be deemed to be cash:

            (a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

            (b) the amount of any obligations received from such transferee that are within 30 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

            (c) the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged in the business of the Issuer, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) received by the Issuer or any Restricted Subsidiary to be used by it in the business of the Issuer or such Restricted Subsidiary.

            If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.09.

            If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

            (1) repay any Senior Indebtedness; and/or

            (2) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged in the business of the Issuer or such Restricted Subsidiary, such entity becomes a Restricted Subsidiary and the Issuer or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Issuer or any Restricted Subsidiary in the business of the Issuer or such Restricted Subsidiary; and/or

            (3) make a Net Proceeds Offer (and redeem Pari Passu Indebtedness) in accordance with the procedures described below and in this Indenture.

            The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute "Excess Proceeds."

            When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuers shall be required to make an Offer to Purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuers the provisions of which require the Issuers to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

            (1) the Issuers shall (a) make an Offer to Purchase (a "Net Proceeds Offer") to all Holders in accordance with the procedures set forth in this Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "Payment Amount") of such Excess Proceeds;

            (2) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu Indebtedness Price") shall be as set forth in the related documentation governing such Indebtedness;

            (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased shall be selected on a pro rata basis; and

            (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

            To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Indenture.

            In the event of the transfer of substantially all (but not all) of the assets of the Issuer and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01, the successor shall be deemed to have sold for cash at Fair Market Value the assets of the Issuer and the Restricted Subsidiaries not so transferred for purposes of this Section 4.09, and the successor shall comply with the provisions of this Section 4.09 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).

            The Issuers shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.09, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue of this compliance.

SECTION 4.10. Limitations on Transactions with Affiliates.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless:

            (1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm's-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary; and

            (2) the Issuer delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction involving
            aggregate value in excess of $5.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and either (x) a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by a majority of the disinterested members of the Board of Directors of the Issuer approving such Affiliate Transaction or (y) a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Board of Directors of the Issuer approving such Affiliate Transaction together with the written opinion or appraisal described in clause (b) below; and

                  (b) with respect to any Affiliate Transaction involving
            aggregate value of $10.0 million or more, the certificates described in the preceding clause (a) and either (x) a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

            The foregoing restrictions shall not apply to:

            (1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, however, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

            (2) reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification arrangements;

            (3) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

            (4) Restricted Payments which are made in accordance with Section 4.08;

            (5) any agreement as in effect as of the Issue Date and disclosed in the Offering Memorandum or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this Section 4.10) or any transaction contemplated by such agreement;

            (6) any transaction with a joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such joint venture or similar entity; provided, however, that no Affiliate of the Issuer or any of its Subsidiaries other than the Issuer or a Restricted Subsidiary shall have a beneficial interest in such joint venture or similar entity; or

            (7) sales of Qualified Equity Interests for cash by the Issuer to an Affiliate.

SECTION 4.11. Limitations on Liens.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness or trade payables or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

            (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

            (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

SECTION 4.12. Additional Note Guarantees.

            If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than a Subsidiary that has been designated an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

            (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Notes and this Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

            (2) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms;

provided that in respect of any newly created Restricted Subsidiary, the Issuer shall deliver the executed documentation set forth in clauses (1) and (2) above with respect to such newly created

Restricted Subsidiary(ies) within ten (10) days of the end of the fiscal quarter in which such Restricted Subsidiary was created.

SECTION 4.13. Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries.

            The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

            (a) pay dividends or make any other distributions on or in respect of its Equity Interests;

            (b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary; or

            (c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

except for:

            (1) encumbrances or restrictions existing under or by reason of applicable law;

            (2) encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

            (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

            (4) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the Credit Facilities) as in effect on the date hereof;

            (5) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

            (6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under this Indenture to any Person pending the closing of such sale;

            (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

            (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

            (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;

            (10) Purchase Money Indebtedness or Capitalized Lease Obligations incurred in compliance with Section 4.06 that impose restrictions of the nature described in clause (c) of this Section 4.13 on the assets acquired; and

            (11) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above; provided, however, that such amendments or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

SECTION 4.14. Limitations on Designation of Unrestricted Subsidiaries.

            The Issuer may designate any Subsidiary (including any newly formed or newly acquired Subsidiary) of the Issuer (other than the Co-Issuer) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

            (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

            (2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of Section 4.08, in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Issuer's proportionate interest in such Subsidiary on such date.

            No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

            (1) has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

            (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer or such Restricted Subsidiary;

            (3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results; and

            (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to Section 4.08.

If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary, Liens on assets and Investments of such Subsidiary shall be deemed to be incurred or made by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred or made under Section 4.06 or the Lien is not permitted under Section 4.11 or the Investment is not permitted to be made under Section 4.08, the Issuer shall be in default of the applicable covenant. The Issuer may not designate the Co-Issuer as an Unrestricted Subsidiary.

            The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

            (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

            (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

            All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.15. Maintenance of Consolidated Tangible Net Worth.

            If the Issuer's Consolidated Tangible Net Worth declines below $60.0 million (the "Minimum Tangible Net Worth") at the end of any fiscal quarter, the Issuer must deliver an Officers' Certificate to the Trustee within 55 days after the end of such fiscal quarter (110 days after the end of any fiscal year) to notify the Trustee of such decline. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a "Deficiency Date"), the Issuer's Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth of the Issuer, then the Issuers must make an Offer to Purchase (a "Net Worth Offer") to all Holders of Notes to purchase 10% of the aggregate principal amount of the Notes (the "Net Worth Offer Amount") at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the date the Issuers are required to make the Net Worth Offer, capital in cash or Cash Equivalents is contributed for Qualified Equity Interests of the Issuer sufficient to increase the Issuer's Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or above the Minimum Tangible Net Worth.

            The Issuers must make the Net Worth Offer no later than 65 days after each Deficiency Date (120 days if such Deficiency Date is the last day of the Issuer's fiscal year). The Net Worth Offer is required to remain open for a period of 20 Business Days following its commencement or for such longer period as required by law. The Issuers are required to purchase the Net Worth Offer Amount of the Notes on a designated date no later than five Business Days after the termination of the Net Worth Offer, or if less than the Net Worth Offer Amount of Notes shall have been tendered, all Notes then tendered.

            If the aggregate principal amount of Notes tendered exceeds the Net Worth Offer Amount, the Issuers are required to purchase the Notes tendered pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased).

            In no event shall the failure of the Issuer's Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Issuer may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100% of the aggregate principal amount (excluding premium) of the Notes redeemed by the Issuer prior to the purchase (otherwise than under this provision). The Issuer, however, may not credit Notes that have been previously used as a credit against any obligation to repurchase Notes pursuant to this provision.

            The Issuers shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of this compliance.

SECTION 4.16. Maintenance of Properties; Insurance; Compliance with Law.

            (a) The Issuer shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, necessary betterments and necessary improvements thereto, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Issuer and its Restricted Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business pursuant to a transaction that does not otherwise constitute an Asset Sale or pursuant to an Asset Sale conducted in accordance with Section 4.09.

            (b) The Issuer shall maintain, and shall cause to be maintained for each of its Restricted Subsidiaries, insurance covering such risks as are usually and customarily insured against by corporations similarly situated in the markets where the Issuer and the Restricted Subsidiaries conduct homebuilding operations, in such amounts as shall be customary for corporations similarly situated and with such deductibles and by such methods as shall be customary and reasonably consistent with past practice.

            (c) The Issuer shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or financial condition of the Issuer and their Subsidiaries taken as a whole.

SECTION 4.17. Payments for Consent.

            The Issuers shall not, and shall not cause or permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.18. Legal Existence.

            Subject to Article Five, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries if the Board of Directors of the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.19. Change of Control Offer.

            Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an Offer to Purchase (the "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Payment Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date.

            Within 30 days following the date upon which a Change of Control occurs (the "Change of Control Date"), the Issuers shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer, including:

            (1) a description of the transaction or transactions that constitute the Change of Control;

            (2) an Offer to Purchase all Notes properly tendered by such Holder pursuant to such Change of Control Offer on a specified date and at the Change of Control Offer Price, in each case set forth in such notice; and

            (3) a description of the procedures that Holders must follow to accept the Change of Control Offer.

            Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Issuers.

            The Issuers' obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

            The Issuers shall comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.19, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.19 by virtue thereof.

SECTION 4.20. Limitation on Activities of the Co-Issuer.

            The Co-Issuer may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than (1) the issuance of its Equity Interests to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer, (2) the incurrence of Indebtedness as a co-obligor or guarantor, as the case may be, of the Notes, the Credit Facilities and any other Indebtedness that is permitted to be incurred by the Issuer under Section 4.06; provided, however, that the net proceeds of such Indebtedness are not retained by the Co-Issuer, and (3) activities incidental thereto. Neither the Issuer nor any Restricted Subsidiary shall engage in any transactions with the Co-Issuer in violation of the immediately preceding sentence.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Limitations on Mergers, Consolidations, Etc.

            The Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger that satisfies the requirements of clause (1) below with a Wholly Owned Restricted Subsidiary solely for the purpose of changing the Issuer's jurisdiction of formation to another State of the United

States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

            (1) either:

                  (a) the Issuer will be the surviving or continuing Person; or

                  (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; provided, however, that at any time the Successor is a limited liability company or a limited partnership, there shall be a co-issuer of the Notes that is a corporation;

            (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
      (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing; and

            (3) immediately after giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

            For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

            The Co-Issuer shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Co-Issuer or (b) adopt a Plan of Liquidation unless, in either case:

            (1) either:

                  (a) the Co-Issuer shall be the surviving or continuing Person;
            or

                  (b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Co-Issuer Successor") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Co-Issuer Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Co-Issuer under the Notes, this Indenture and the Registration Rights Agreement; and

            (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause
      (1)(b) above, no Default shall have occurred and be continuing.

            Except as provided under Section 10.04, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

            (1) either:

                  (a) such Guarantor will be the surviving or continuing Person;
            or

                  (b) the Person formed by or surviving any such consolidation or merger is another Guarantor or assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

            (2) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above, no Default shall have occurred and be continuing.

            For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Issuer.

            Upon any consolidation, combination or merger of the Issuer, the Co-Issuer or a Guarantor, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with this Section 5.01, in which the Issuer, the Co-Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, as the case may be, the surviving entity formed by such consolidation or into which the Issuer, the Co-Issuer or such Guarantor is merged or the Person to which the sale, lease, transfer, conveyance or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer, the Co-Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer, the Co-Issuer or such Guarantor and, except in the case of a sale, lease, transfer, conveyance or other disposition, the Issuer, the Co-Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer's, the Co-Issuer's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

            Notwithstanding the foregoing, any Restricted Subsidiary (other than the Co-Issuer) may merge into the Issuer or another Restricted Subsidiary.

SECTION 5.02. Successor Person Substituted.

            Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Issuer or any Restricted Subsidiary in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Restricted Subsidiary under this Indenture with the same effect as if such successor corporation had been named as the Issuer or such Restricted Subsidiary herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

            Each of the following is an "Event of Default":

            (1) failure by the Issuer and the Co-Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

            (2) failure by the Issuer and the Co-Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

            (3) failure by the Issuer to comply with Section 5.01, or in respect of its obligations to make a Change of Control Offer (whether or not such payment is prohibited by the subordination provisions of this Indenture);

            (4) failure by the Issuer to comply with any other agreement or covenant in this Indenture and continuance of this failure for 30 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

            (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                  (a) is caused by a failure to pay when due principal on such
            Indebtedness within the applicable express grace period,

                  (b) results in the acceleration of such Indebtedness prior to its express final maturity or

                  (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a),
      (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

            (6) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

            (7) the Issuer, the Co-Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (a) commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                  (d) makes a general assignment for the benefit of its
            creditors;

            (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Issuer, the Co-Issuer or any
            Significant Subsidiary as debtor in an involuntary case,

                  (b) appoints a Custodian of the Issuer, the Co-Issuer or any
            Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer, the Co-Issuer or any Significant Subsidiary, or

                  (c) orders the liquidation of the Issuer, the Co-Issuer or any
            Significant Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days; or

            (9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

SECTION 6.02. Acceleration.

            If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer), shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause (7) or (8) of Section 6.01 with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuers.

SECTION 6.04. Waiver of Past Defaults and Events of Default.

            Subject to Sections 6.02, 6.08 and 8.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding have the right to waive, on behalf of the Holders of all the Notes, any existing Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

            The Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06. Limitation on Suits.

            No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

            (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

            (2) has been offered indemnity satisfactory to it in its reasonable judgment; and

            (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of Section 6.01).

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

            No director, officer, employee, incorporator or stockholder of any Issuer or Guarantor will have any liability for any obligations of the Issuers under the Notes or this Indenture or of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

SECTION 6.08. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

            If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

SECTION 6.11. Priorities.

            If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

            THIRD: to the Issuers or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of an Event of Default:

            (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders of not less than a majority in principal amount of the Notes then outstanding.

            (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

            (d) Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (1) The Trustee may rely conclusively and shall be protected in acting or refraining from acting on any document or instrument reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document or instrument.

            (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

            (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute gross negligence or willful misconduct.

            (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to any Issuer, to examine the books, records, and premises of such Issuer, personally or by agent or attorney at the sole cost of such Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

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

            (7) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (8) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (9) Except with respect to Section 4.04, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants herein, and the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either of the Issuers or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee, it shall not be accountable for the Issuers' or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuers or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

            The Trustee shall, within 90 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

            If required by TIA Section 313(a), within 60 days after January 1 of any year, commencing January 1, 2006 the Trustee shall mail to each Holder a brief report dated as of such January 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

            Reports pursuant to this Section 7.06 shall be transmitted by mail:

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

            (1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

            (2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

            A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07. Compensation and Indemnity.

            The Issuers and the Guarantors shall pay to the Trustee and Agents from time to time reasonable compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Issuers and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuers and the Guarantors in writing promptly of any claim asserted against the Trustee or Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuers and the Guarantors shall not relieve the Issuers and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are prejudiced thereby.

            Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuers and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuers and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

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

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to this Article Seven.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign by so notifying the Issuers and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuers and the removed Trustee in writing and may appoint a successor Trustee. The Issuers may remove the Trustee at its election if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another entity, subject to Section 7.10, the successor

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

entity without any further act shall be the successor Trustee; provided such entity shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (2) in every respect. The Trustee (together with its corporate parent) shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

SECTION 7.11. Preferential Collection of Claims Against Issuers.

            The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

            The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to them and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

            (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders or the Trustee;

            (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

            (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                 ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01. Without Consent of Holders.

            The Issuers, the Guarantors and the Trustee may amend, waive or supplement this Indenture, the Note Guarantees or the Notes without consent of any Holder:

            (1) to provide for the assumption of the Issuers' or Guarantor's obligations to the Holders pursuant to Section 5.01;

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

            (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

            (3) to cure any ambiguity, defect or inconsistency;

            (4) to release any Guarantor from any of its obligations under its Notes Guarantee or this Indenture (to the extent permitted by this Indenture);

            (5) to maintain the qualification of this Indenture under the TIA;
      or

            (6) to make any other change that does not materially adversely affect the rights of any Holder hereunder.

            The Trustee is hereby authorized to join with the Issuers and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

SECTION 8.02. With Consent of Holders.

            This Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, this Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided, however, that:

            (a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuers under Section 4.19 or the related definitions that could adversely affect the rights of any Holder; and

            (b) without the consent of each Holder affected, no amendment or waiver may:

                  (1) reduce, or change the maturity or the principal of any
            Note;

                  (2) reduce the rate of or extend the time for payment of
            interest on the Notes;

                  (3) reduce any premium payable pursuant to the optional
            redemption provisions of the Notes, change the date on which any Notes are subject to optional redemption or otherwise alter the provisions with respect to the optional redemption of the Notes;

                  (4) make any Note payable in money or currency other than that stated in the Notes;

                  (5) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the rights of the Holders;

                  (6) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver to this Indenture or the Notes;

                  (7) waive a Default in the payment of principal of or premium or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

                  (8) impair the rights of Holders to receive payments of
            principal of or interest on the Notes on or after the due date therefore or to institute suit for the enforcement of any payment on the Notes;

                  (9) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

                  (10) make any change in this Section 8.02.

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

            Upon the written request of the Issuers, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03. Compliance with Trust Indenture Act.

            Every amendment or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

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

SECTION 8.04. Revocation and Effect of Consents.

            Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

            The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

            After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 8.05. Notation on or Exchange of Notes.

            If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuers) shall request the Holder of the Note (in accordance with the specific written direction of the Issuers) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

            The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 12.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuers and Guarantors, enforceable against the Issuers and Guarantors in accordance with its terms (subject to customary exceptions).

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

SECTION 8.07. Effect on Senior Debt.

            No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any Holder of Senior Debt or Guarantor Senior Debt under Article Eleven and Section 10.03 and the defined terms as used therein without the consent of such holder or its Representative.

                                  ARTICLE NINE

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

            The Issuers may terminate their obligations and the obligations of the Guarantors under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if

            (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or

            (2) (a) all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable or (ii) have been called for redemption pursuant to paragraph 5 of the Notes, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds, in trust, solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

            (b) the Issuers have paid all sums payable by them under this Indenture, and

            (c) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

            In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

            After such delivery, the Trustee shall acknowledge in writing the discharge of the Issuers' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

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

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.07, 9.05 and 9.06 shall survive.

SECTION 9.02. Legal Defeasance.

            The Issuer may at its option and at any time, by Board Resolution of the Board of Directors of the Issuer, be discharged from its obligations and the obligations of the Co-Issuer with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.11 and 4.18, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and (D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this
Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

            At the Issuer's option and at any time, pursuant to a Board Resolution of the Board of Directors of the Issuer (x) the Issuers and the Guarantors shall be released from their respective obligations under Sections
4.02 (except for obligations mandated by the TIA), 4.05 through 4.16, inclusive, and 4.20 and clause (3) of the first paragraph of Section 5.01 and (y) Section
6.01 (5) and (6) shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied and solely for a period of ninety-one (91) days following the deposit specified in
Section 9.04(1), Section 6.01(7) and Section 6.01(8) (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04. Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

            (1) the Issuer must irrevocably deposit with the Trustee, as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes;

            (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                  (a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

                  (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

      in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

            (4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit);

            (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit);

            (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

            (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the Opinion of Counsel, clauses (2) and/or
      (3) and (5) of this Section 9.04 have been complied with.

            If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuers' obligations and the obligations of Guarantors under this Indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in
              Trust; Other Miscellaneous Provisions.

            All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

            The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or U.S. Government Obligations held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01; provided that if the Issuers or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent.

            In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuers (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

            Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuers or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers. After payment to the Issuers or the Guarantors or the release of any money held in trust by the Issuers or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

                                  ARTICLE TEN

                               GUARANTEE OF NOTES

SECTION 10.01. Guarantee.

            Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

            Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02. Execution and Delivery of Guarantee.

            To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Subordination of Note Guarantee.

            The obligations of each Guarantor under its Note Guarantee pursuant to this Article Ten shall be junior and subordinated to the prior payment in full of the Guarantor Senior Debt of such Guarantor in cash, Cash Equivalents or other cash equivalents reasonably acceptable to the holders of such Guarantor Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Issuers. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Eleven.

SECTION 10.04. Limitation of Guarantee.

            The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

SECTION 10.05. Release of Guarantor.

            A Guarantor shall be released from all of its obligations under its Guarantee and its obligations under this Indenture if:

            (i) all of the assets of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Sections 4.09, 4.19 and 5.01);

            (ii) all of the Equity Interests held by the Issuer, the Co-Issuer and the Restricted Subsidiaries of such Guarantor have been sold or otherwise disposed of in a transaction in compliance with the terms of this Indenture (including Sections 4.19 and 5.01); or

            (iii) if such Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in compliance with this Indenture (including Section 4.14), upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively;

and in each such case, the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

            The Trustee shall execute any documents reasonably requested by the Issuers or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.06. Waiver of Subrogation.

            Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuers, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

                                 ARTICLE ELEVEN

                             SUBORDINATION OF NOTES

SECTION 11.01. Agreement to Subordinate.

            Each of the Issuers agree, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Eleven, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt, including Senior Debt incurred after the date of this Indenture.

            A distribution may consist of cash, securities or other property, by set-off or otherwise.

SECTION 11.02. Liquidation; Dissolution; Bankruptcy.

            (a) The holders of Senior Debt shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes (other than in Permitted Junior Securities) in the event of any distribution to creditors of the Issuer or the Co-Issuer:

            (i) in a total or partial liquidation, dissolution or winding up of the Issuer or the Co-Issuer;

            (ii) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or the Co-Issuer or their respective assets;

            (iii) in an assignment for the benefit or creditors; or

            (iv) in any marshalling of the assets and liabilities of the Issuer or the Co-Issuer; and

            (b) If a payment or distribution is made to the holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of the Senior Debt and pay the payment or distribution over to the holders of the Senior Debt, as their interests may appear.

SECTION 11.03. Default on Designated Senior Debt.

            (a) The Issuers may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 9.01) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

            (i) a default (whether at stated maturity, upon acceleration or otherwise) in the payment of any principal or other Obligations with respect to Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

            (ii) any other default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Representative of such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the delivery of the immediately prior Payment

      Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.

            (b) The Issuers may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

            (i) in the case of a payment default (whether at stated maturity, upon acceleration or otherwise), the date upon which all payment defaults are cured or waived, and

            (ii) in the case of a default referred to in clause (ii) of Section 11.03(a) hereof, the earlier of (1) the date on which all such non-payment defaults are cured or waived, (2) 179 days after the applicable Payment Blockage Notice is received, or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

In the event that the Designated Senior Debt is accelerated because of a default other than a payment default thereunder in accordance with the terms of such Designated Senior Debt, and such acceleration has not been rescinded, then the failure to make the payment required arising from such acceleration shall constitute a payment default.

SECTION 11.04. Acceleration of Securities.

            If payment of the Notes is accelerated because of an Event of Default, the Issuers shall promptly notify holders of Senior Debt of the acceleration. In such case, no payment or distribution with respect to any Obligations on or with respect to the Notes may be made until five Business Days after the Representative of the Senior Debt receives notice of such acceleration and, after such five Business Day period, payment or distribution with respect to any Obligations on or with respect to the Notes may be made only if the subordination provisions of this Indenture otherwise permit payment at that time.

SECTION 11.05. When Distribution Must Be Paid Over.

            In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except Permitted Junior Securities or payments and other distributions made from the defeasance trust described under Article Nine) when the payment is prohibited by Section 11.03, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Issuers or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Eleven, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 11.06. Notice by the Issuers.

            The Issuers shall promptly notify the Trustee and the Paying Agent of any facts known to the Issuers that would cause a payment of any Obligations with respect to the Notes to violate this Article Eleven, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article Eleven.

SECTION 11.07. Subrogation.

            After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article Eleven to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Issuers and Holders, a payment by the Issuers on the Notes.

SECTION 11.08. Relative Rights.

            This Article Eleven defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

            (i) impair, as between the Issuers and Holders of Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

            (ii) affect the relative rights of Holders of Notes and creditors of the Issuers other than their rights in relation to holders of Senior Debt;

            (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes; or

            (iv) subordinate in favor of holders of Senior Debt or otherwise impair the rights of the Trustee under Section 7.07 hereof.

            If the Issuers fail because of this Article Eleven to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 11.09. Subordination May Not Be Impaired by the Issuers.

            No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuers or any Holder or by the failure of the Issuers or any Holder to comply with this Indenture.

SECTION 11.10. Distribution or Notice to Representative.

            Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

            Upon any payment or distribution of assets of the Issuers referred to in this Article Eleven, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

SECTION 11.11. Rights of Trustee and Paying Agent.

            Notwithstanding the provisions of this Article Eleven or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Eleven. Only the Issuers or a Representative may give the notice. Nothing in this Article Eleven shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

            The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

            The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Issuers or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Eleven or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

SECTION 11.12. Authorization to Effect Subordination.

            Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Eleven, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.10 at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 11.13. Amendments.

            The provisions of this Article Eleven shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls.

            If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

            The provisions of TIA Sections 310 to and including 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 12.02. Notices.

            Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

            If to the Issuer, the Co-Issuer or any Guarantor:

                   ASHTON WOODS USA L.L.C.
                   1080 Holcomb Bridge Road
                   Building 200, Suite 350
                   Roswell, GA 30076
                   Attention: Chief Financial Officer
                   Fax Number: (770) 998-7494
            with, in the case of any notice furnished pursuant to Article Six, a copy to:

                   PAUL, HASTINGS, JANOFSKY & WALKER LLP
                   600 Peachtree Street, N.E.
                   Suite 2400
                   Atlanta, GA 30308
                   Attention: Elizabeth Noe, Esq.
                   Fax Number: (404) 685-5287

            If to the Trustee:

                   U.S. BANK NATIONAL ASSOCIATION
                   EP-MN-WS3C
                   60 Livingston Avenue
                   St. Paul, MN 55107-1419
                   Attention: Corporate Trust Department
                   Fax Number: (651) 495-8097

            Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

            The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

            In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 12.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor shall furnish to the Trustee:

            (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate and Opinion.

            Each certificate and opinion with respect to compliance by or on behalf of the Issuers or any Guarantor with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 12.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 12.07. Business Days; Legal Holidays.

            A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions in New York are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08. Governing Law.

            THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

            No recourse for the payment of the principal of or premium, if any, or interest, including Additional Interest, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee or director, either directly or through the Issuers or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuers and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee or director of the Issuers or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer or director and may be enforced by any of them.

SECTION 12.11. Successors.

            All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

SECTION 12.12. Multiple Counterparts.

            The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 12.13. Table of Contents, Headings, etc.

            The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.14. Separability.

            Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                                          ASHTON WOODS USA L.L.C.

                                          By: _________________________________
                                              Name:
                                              Title:

                                          By: _________________________________
                                              Name:
                                              Title:

                                          ASHTON WOODS FINANCE CO.

                                          By: _________________________________
                                              Name:
                                              Title:

                                          By: _________________________________
                                              Name:
                                              Title:

                                          BLACK AMBER FLORIDA, INC.
                                          ASHTON BROOKSTONE, INC

                                          By: _________________________________
                                              Name:      Robert Salomon
                                              Title:     Chief Financial Officer

                                          ASHTON ATLANTA RESIDENTIAL, L.L.C.
                                          CANYON REALTY L.L.C.
                                          ASHTON DALLAS RESIDENTIAL L.L.C.
                                          ASHTON HOUSTON RESIDENTIAL L.L.C.
                                          ASHTON HOUSTON DEVELOPMENT L.L.C.
                                          ASHTON WOODS CORPORATE, LLC
                                          ASHTON ORLANDO RESIDENTIAL L.L.C.
                                          ASHTON BURDEN, LLC
                                          ASHTON WOODS ARIZONA L.L.C.
                                          ASHTON TAMPA RESIDENTIAL, LLC
                                          ASHTON DENVER RESIDENTIAL, LLC
                                          ASHTON WOODS FLORIDA L.L.C.
                                          ASHTON WOODS BUTLER L.L.C.
                                          ASHTON WOODS LAKESIDE L.L.C.
                                          ISLEWORTH WEST LIMITED PARTNERSHIP

                                          By: _________________________________
                                              Name:        Robert Salomon
                                              Title:       Manager

                                          ASHTON WOODS CONSTRUCTION, LLC

                                          By: ASHTON WOODS HOMES USA L.L.C.,
                                          sole member

                                          By: _________________________________
                                              Name:     Robert Salomon
                                              Title:    Chief Financial Officer

                                          PINERY JOINT VENTURE

                                          By: ASHTON WOODS HOMES USA L.L.C.,
                                          partner

                                          By: _________________________________
                                              Name:      Robert Salomon
                                              Title:     Chief Financial Officer

                                          ISLEWORTH WEST LIMITED PARTNERSHIP

                                          By: ASHTON WOODS FLORIDA L.L.C.,
                                          general partner

                                          By: _________________________________
                                              Name:        Robert Salomon
                                              Title:       Manager

                                          ASHTON WOODS ORLANDO LIMITED
                                          PARTNERSHIP

                                          By: ASHTON WOODS LAKESIDE L.L.C.,
                                          general partner

                                          By: _________________________________
                                              Name:        Robert Salomon
                                              Title:       Manager

                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By: _________________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                                                                     CUSIP

                             ASHTON WOODS USA L.L.C.
                            ASHTON WOODS FINANCE CO.

No.                                                           $

                     9.5% SENIOR SUBORDINATED NOTE DUE 2015

            ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), for value received, promises to
pay to CEDE & CO. or registered assigns the principal sum of $        dollars on
October 1, 2015.

            Interest Payment Dates: April 1 and October 1.

            Record Dates: March 15 and September 15.

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                          ASHTON WOODS USA L.L.C.,
                                          as Issuer

                                          By: _________________________________
                                              Name:
                                              Title:

                                          By: _________________________________
                                              Name:
                                              Title:

                                          ASHTON WOODS FINANCE CO.,
                                          as Co-Issuer

                                          By: _________________________________
                                              Name:
                                              Title:

                                          By: _________________________________
                                              Name:
                                              Title:

Dated:

Certificate of Authentication

            This is one of the 9.5% Senior Subordinated Notes due 2015 referred to in the within-mentioned Indenture.

                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By: _________________________________

Dated:

                            [FORM OF REVERSE OF NOTE]

                             ASHTON WOODS USA L.L.C.
                            ASHTON WOODS FINANCE CO.

                     9.5% SENIOR SUBORDINATED NOTE DUE 2015

            1. Interest. ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9.5% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including September 21, 2005 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each April 1 and October 1, commencing April 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate of 9.5% per annum.

            2. Method of Payment. The Issuers will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on March 15 or September 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

            3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the "Trustee") will act as a Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice. Neither of the Issuers nor any of their Affiliates may act as Paying Agent or Registrar.

            4. Indenture and Subordination. The Issuers issued the Notes under an Indenture dated as of September 21, 2005 (the "Indenture") among the Issuers, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuers issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or cash equivalents of all Senior Debt. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture.

            5. Optional Redemption. (a) The Issuer, at its option, may redeem the Notes, in whole or in part, at any time on or after October 1, 2010 upon not less than 30 nor more than

60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together, in each case, with accrued and unpaid interest thereon, if any, to the Redemption Date, if redeemed during the 12-month period beginning on October 1 of each year listed below:

Year                                                              Optional Redemption Price
----                                                              -------------------------
2010..........................................................           104.750%
2011..........................................................           103.167%
2012..........................................................           101.583%
2013 and thereafter...........................................           100.000%

            (b) At any time or from time to time prior to October 1, 2008, the Issuer, at its option, may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided, however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

            (c) In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, while such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate; provided, however that no Notes of a principal amount of $1,000 or less shall be redeemed in part. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a Holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

            6. Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a satisfaction and discharge of the Indenture. On and after the Redemption Date, unless the Issuers default in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

            7. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuers shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

            8. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuers, the Guarantors, and UBS Securities LLC and Wachovia Capital Markets, LLC, the Issuers and the Guarantors will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

            9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

            10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuers at its written request. After that, Holders entitled to the money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another Person.

            12. Amendment, Supplement, Waiver, Etc. The Issuers, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuers, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes or two-thirds of such aggregate principal amount as to amendments or modifications relating to provisions governing Change of Control Offers, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

            13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of their Equity Interests or certain Indebtedness, make certain Investments, create or incur Liens, enter into transactions with Affiliates, enter into agreements restricting the ability of Restricted Subsidiaries to pay dividends and make distributions and on the ability of the Issuer to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's, the Co-Issuer's or any Guarantor's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.04, the Issuers must annually report to the Trustee on compliance with such limitations.

            14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

            15. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuers, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in Section 6.01(7) or (8) occurs with respect to the Issuer, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuers under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

            16. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

            17. Discharge. The Issuers' obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

            18. Guarantees. This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            19. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

            20. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Issuers, the Guarantors and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

            21. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            ASHTON WOODS USA L.L.C.
            1080 Holcomb Bridge Road
            Building 200, Suite 350
            Roswell, GA  30076
            Attention: Chief Financial Officer

                                   ASSIGNMENT

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:
________________________________________________________________________________
________________________________________________________________________________
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date: ________________             Your Signature:________________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Note)

                   Signature Guarantee:_______________________

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.09, Section 4.15 or Section 4.19 of the Indenture, check the appropriate box:

     [ ] Section 4.09            [ ] Section 4.15           [ ] Section 4.19

            If you want to have only part of the Note purchased by the Issuers pursuant to Section 4.09, Section 4.15 or Section 4.19 of the Indenture, state the amount you elect to have purchased:

$______________________________
(multiple of $1,000)

Date:__________________________

               Your Signature:______________________________________________
                              (Sign exactly as your name appears on the face of this Note)

_______________________________
Signature Guaranteed

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                 [FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES
                           THAT ARE RESTRICTED NOTES]

The Note (or its predecessor) evidenced hereby was originally issued in a transaction exempt from registration under Section 5 of the United States Securities Act of 1933, and the Note evidenced hereby may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom. Each purchaser of the Note evidenced hereby is hereby notified that the seller may be relying on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A thereunder or another exemption under the Securities Act. The holder of the Note evidenced hereby agrees for the benefit of the Issuers that (a) such Note may be offered, resold, pledged or otherwise transferred only (1)(a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), purchasing for its own account in a transaction meeting the requirements of Rule 144A under the Securities Act, (b) in a transaction meeting the requirements of Rule 144 of the Securities Act, (c) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act, (d) to an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor") that is purchasing at least $100,000 of Notes for its own account or for the account of an institutional accredited investor (and based upon an opinion of counsel if the Issuers so request) or (e) in accordance with another exemption from the registration requirements of the Securities Act provided that in the case of a transfer under clause (e) such transfer is subject to the receipt by the Trustee (and the Issuers, if they so request) of a certification of the Transferor and an opinion of counsel to the effect that such transfer is in compliance with the Securities Act, (2) to the Issuers or any of their subsidiaries or (3) under an effective registration statement under the Securities Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and the indenture governing the Notes and
(b) the holder will, and each subsequent holder is required to, notify any purchaser from it of the Note evidenced hereby of the resale restrictions set forth in (a) above. If any resale or other transfer of any Note is proposed to be made under clause (a)(1)(d) above while these transfer restrictions are in force then the transferor shall deliver a letter from the transferee to the Issuers and the Trustee which shall provide, among other things, that the transferee is an institutional accredited investor and that it is acquiring the Securities for investment purposes and not for distribution in violation of the Securities Act.

           [FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES THAT ARE
                                RESTRICTED NOTES]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:
________________________________________________________________________________
________________________________________________________________________________
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                   [Check One]

[ ]  (a)     this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ]  (b)     this Note is being transferred other than in accordance with
             (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:____________           Your Signature:__________________________________
                                          (Sign exactly as your name
                                          appears on the face of this Note)

Signature Guarantee:___________________________________________________________

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

            TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________     _______________________________________________
                                 NOTICE:  To be executed by an executive officer

                                                                       EXHIBIT C

                     [FORM OF LEGEND FOR REGULATION S NOTE]

This Note has not been registered under the U.S. Securities Act of 1933, as amended (the "Act"), and, unless so registered, may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons unless registered under the Act or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

                   [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:
________________________________________________________________________________
________________________________________________________________________________
Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                   [Check One]

[ ]  (a)    this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ]  (b)    this Note is being transferred other than in accordance with (a)
            above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date: __________________       Your Signature:__________________________________
                                              (Sign exactly as your name
                                              appears on the face of this Note)

Signature Guarantee:____________________________________________________________

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

            The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:______________________     _______________________________________________
                                 NOTICE: To be executed by an executive officer

                                                                       EXHIBIT D

                        [FORM OF LEGEND FOR GLOBAL NOTE]

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

            This Note is a Global Note within the meaning of the indenture hereinafter referred to and is registered in the name of a depository or a nominee of a depository. This Note is not exchangeable for Notes registered in the name of a person other than the depository or its nominee except in the limited circumstances described in the indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository) may be registered except in the limited circumstances described in the Indenture.

            Unless this certificate is presented by an authorized representative of the Depository Trust Company (a New York corporation) ("DTC") to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as it requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors

U.S. Bank National Association
Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
c/o U.S. Bank National Association
EP- MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419

Attention: Corporate Trust Department

Ladies and Gentlemen:

            In connection with our proposed purchase of 9.5% Senior Subordinated Notes due 2015 (the "Notes") of ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), we confirm that:

            1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of September 21, 2005 relating to the Notes and we agree to be bound by, and not to offer, resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

            2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to an Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iii) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

            4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

            5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

            6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,

                                          [Name of Transferee]

                                          By: _____________________________
                                              Name:
                                              Title:

Date: _______________________

                                                                       EXHIBIT F

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

U.S. Bank National Association
Ashton Woods USA L.L.C.
Ashton Woods Finance Co.
c/o U.S. Bank National Association
EP- MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107-1419

Attention: Corporate Trust Department

Dear Sirs:

            In connection with our proposed sale of $[-] aggregate principal amount of the 9.5% Senior Subordinated Notes due 2015 (the "Notes") of ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferee]

                                          By: _______________________________

                                                                       EXHIBIT G

                              NOTATION OF GUARANTEE

            Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of September 21, 2005 by and among ASHTON WOODS USA L.L.C., a Nevada limited liability company (the "Issuer"), and ASHTON WOODS FINANCE CO., a Delaware corporation (the "Co-Issuer" and, together with the Issuer, the "Issuers"), the Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the "Trustee") (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

                         [Signatures on Following Pages]

            IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

                                          BLACK AMBER FLORIDA, INC.
                                          ASHTON BROOKSTONE, INC

                                          By: _________________________________
                                              Name:      Robert Salomon
                                              Title:     Chief Financial Officer

                                          ASHTON ATLANTA RESIDENTIAL, L.L.C.
                                          CANYON REALTY L.L.C.
                                          ASHTON DALLAS RESIDENTIAL L.L.C.
                                          ASHTON HOUSTON RESIDENTIAL L.L.C.
                                          ASHTON HOUSTON DEVELOPMENT L.L.C.
                                          ASHTON WOODS CORPORATE, LLC
                                          ASHTON ORLANDO RESIDENTIAL L.L.C.
                                          ASHTON BURDEN, LLC
                                          ASHTON WOODS ARIZONA L.L.C.
                                          ASHTON TAMPA RESIDENTIAL, LLC
                                          ASHTON DENVER RESIDENTIAL, LLC
                                          ASHTON WOODS FLORIDA L.L.C.
                                          ASHTON WOODS BUTLER L.L.C.
                                          ASHTON WOODS LAKESIDE L.L.C.
                                          ISLEWORTH WEST LIMITED PARTNERSHIP

                                          By: _________________________________
                                              Name:        Robert Salomon
                                              Title:       Manager

                                          ASHTON WOODS CONSTRUCTION, LLC

                                          By: ASHTON WOODS HOMES USA L.L.C.,
                                          sole member

                                          By: _________________________________
                                              Name:      Robert Salomon
                                              Title:     Chief Financial Officer

                                          PINERY JOINT VENTURE

                                          By: ASHTON WOODS HOMES USA L.L.C.,
                                          partner

                                          By: _________________________________
                                              Name:      Robert Salomon
                                              Title:     Chief Financial Officer

                                          ISLEWORTH WEST LIMITED PARTNERSHIP

                                          By: ASHTON WOODS FLORIDA L.L.C.,
                                          general partner

                                          By: _________________________________
                                              Name:        Robert Salomon
                                              Title:       Manager

                                          ASHTON WOODS ORLANDO LIMITED
                                          PARTNERSHIP

                                          By: ASHTON WOODS LAKESIDE L.L.C.,
                                          general partner

                                          By: __________________________________
                                              Name:        Robert Salomon
                                              Title:       Manager